Exhibit 99.1

NEWS RELEASE

FOR MORE INFORMATION:                                       Company Contact:

Jill C. Blumhoff

Chief Financial Officer

Phone: 765.497.8381

jblumhoff@BASinc.com

BASi Announces Expansion into Surgical Models and Medical Devices with Agreement to Purchase Pre-Clinical Research Services

WEST LAFAYETTE, Ind., November 8, 2019 -- Bioanalytical Systems, Inc. (NASDAQ:BASI) (“BASi” or the “Company”), a leading provider of nonclinical and analytical contract research services, today announced that the Company has entered into an agreement to purchase substantially all of the assets of Pre-Clinical Research Services, Inc. (“PCRS”), a premier provider of surgical and medical device contract research services.

“We have great respect for the people and services provided by PCRS, and believe the current facilities in Ft. Collins, Colorado, will be an excellent location for future growth,” said Bob Leasure, BASi’s President and Chief Executive Officer. “Our Companies have worked together for several years on multiple projects. Becoming one with PCRS will allow us to provide broader services in more areas of research and development than ever before. The combination will further expand our toxicology business and brings the ability to provide surgical services for pharmaceutical and medical device clients. We believe this addition is perfectly aligned with our strategy of being right-sized; small enough to be flexible and responsive, and comprehensive enough to have meaningful impact on our clients’ product development needs. The facilities and leadership team at PCRS are an excellent complement to our already strong team, and we look forward to working with them to continue to build this team and expand the business in the future.”

Dr. Donald Maul, founder and president of PCRS, added, “At PCRS we have catered to clients that were focused on medical devices and surgical models—it has become our brand. Very often we needed to rely on outside collaborators to fully support a project. By coming together with BASi, we will become much more comprehensive and have the ability to provide bioanalytical, histology, pathology, and pharmacokinetic evaluations. The combination will also afford our clients the ability to work in non-human primate models. Formalizing our partnership with BASi makes it easier for our clients to do more sophisticated projects with a provider that is dedicated to providing quality service.”

By combining BASi and PCRS, our clients will have the ability to work with one provider having expertise in a broad range of scientific disciplines, including:

•	Pharmacology
•	Toxicology
•	Drug Metabolism
•	Pharmacokinetics
•	Bioanalysis
•	Intravascular Device and Structural Heart Models
•	Surgical and Medical Devices
•	Scientific and Regulatory Consulting

The transaction is subject to customary closing processes and is anticipated to close within calendar 2019. A Current Report on Form 8-K containing further details regarding the contemplated transaction has been filed

About Bioanalytical Systems, Inc.

BASi is a pharmaceutical development company providing contract research services and monitoring instruments to emerging pharmaceutical companies and the world's leading drug development companies and medical research organizations. The Company focuses on developing innovative services supporting its clients’ discovery and development objectives for improved decision-making and accelerated goal attainment. BASi’s products focus on increasing efficiency, improving data, and reducing the cost of taking new drugs to market. Visit www.BASinc.com for more information about BASi.

This release may contain forward-looking statements that are subject to risks and uncertainties including, but not limited to, risks and uncertainties related to changes in the market and demand for our products and services, the development, marketing and sales of products and services, changes in technology, industry and regulatory standards, the timing of acquisitions and the successful closing, integration and business and financial impact thereof and various market and operating risks, including those detailed in the Company's filings with the U.S. Securities and Exchange Commission.